                            CERTIFICATE OF MERGER

                                   MERGING

                         SUNSHINE ACQUISITION CORP.

                                WITH AND INTO

                                  SQA, INC.

                            _____________________


          Pursuant to Section 251 of the General Corporation Law of
                            the State of Delaware


                            _____________________

        Sunshine Acquisition Corp., a Delaware corporation ("Merger Sub") and SQA, Inc., a Delaware corporation ("Target") DO HEREBY CERTIFY AS FOLLOWS:

        FIRST: That Merger Sub was incorporated on November 8, 1996, pursuant to the Delaware General Corporation Law (the "Delaware Law"), and that Target was incorporated on March 8, 1990 under the name "Software Quality Automation, Inc.," and subsequently amended its corporate name to "SQA, Inc.," pursuant to the Delaware Law.

        SECOND: That an Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of November 12, 1996, among Rational Software Corporation, a Delaware corporation, Merger Sub and Target, setting forth the terms and conditions of Merger Sub with and into Target (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251(c) of the Delaware Law.

        THIRD: That the name of the surviving corporation (the "Surviving Corporation") shall be SQA Holdings, Inc., a Delaware corporation.

        FOURTH: That pursuant to the Merger Agreement, the Restated Certificate of Incorporation of Target immediately prior to the Merger will be the Certificate of Incorporation of the Surviving Corporation without amendment.

        FIFTH: That an executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

                        Rational Software Corporation
                        2800 San Tomas Expressway
                        Santa Clara, CA 95051

        SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

        SEVENTH: That the Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, each of Merger Sub and Target has caused this Certificate of Merger to be executed in its corporate name this 26th day of February, 1997.

                                             SUNSHINE ACQUISITION CORP.


                                             By: /s/ Paul Levy
                                                 ________________________
                                                 Paul Levy, President



ATTEST:

/s/ Robert T. Bond
-----------------------------
Robert T. Bond, Secretary



                                             SQA, INC.


                                             By: /s/ Ronald H. Nordin
                                                 __________________________
                                                 Ronald H. Nordin, President
                                                 and Chief Executive Officer



ATTEST:

/s/ William J. Schnoor, Jr.
-------------------------------
William J. Schnoor, Jr., Secretary